Exhibit 4.23

AMENDMENT AND ALLONGE TO SECOND AMENDED AND RESTATED SENIOR SUBORDINATED SECURED CONVERTIBLE NOTE

This AMENDMENT AND ALLONGE (this “Amendment”), effective as of November 24, 2015, is by and among ONSTREAM MEDIA CORPORATION (the “Company”), INFINITE CONFERENCING, INC. (“ICI”), ENTERTAINMENT DIGITAL NETWORK, INC. (“EDNI”), AV ACQUISITION, INC. (“AAI”), ONSTREAM CONFERENCING CORPORATION (“OCC”), MEDIA ON DEMAND, INC. (“MOD”), HOTEL VIEW CORPORATION (“HVC”), OSM ACQUISITION INC. (“OSM”) and AUCTION VIDEO JAPAN, INC. (“AVJI”) (the Company, ICI, EDNI, AAI, OCC, MOD, HVC, OSM and AVJI shall be referred to collectively as the “Borrowers”) and SIGMA OPPORTUNITY FUND II, LLC (the “Holder”).

RECITALS

1.    Borrowers issued a Second Amended and Restated Senior Subordinated Secured Convertible Note, dated September 21, 2015 (the “Note”), in favor of Holder in the original aggregate principal amount of $1,583,000 (as the same may be further amended from time to time, the “Note”).

2.    Pursuant to a certain Agreement, dated November 16, 2015, the Borrowers and Holder have agreed to amend the Note as initially provided in an Amendment and Allonge dated November 16, 2015 and as subsequently herein provided.

AMENDMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Note is further amended as follows:

1.    The following language in the initial paragraph of the Note:

 “Upon the occurrence of a Repayment Event, the Company shall repay all outstanding principal and interest on the Note due as of the date of such Repayment Event, first toward interest, then fees and then toward principal; provided, however, that this Note need not be repaid in full upon the occurrence of a Repayment Event described in subsection (i) and/or (ii) of the definition of Repayment Event if the amount of such proceeds is less than is required to repay this Note in full, in which case such lesser amounts shall be paid.”

Shall be amended to add the following:

“against the Note and/or if such proceeds are the result of Revenue Sales closed from the date of this Amendment to a date twenty-two (22) days thereafter, the first one million dollars ($1,000,000) of such proceeds in aggregate, but no more than that amount, shall first be paid against the Note.”

2.    In the definition of Permitted Indebtedness set forth in Article III, Section 3.1(b) of the Note, effective on the date of this Amendment the amount of “$1,000,000” shall be replaced with the amount of “$4,000,000”.

3.    In the definition of Permitted Indebtedness set forth in Article III, Section 3.1(b) of the Note, if $1,000,000 of proceeds from Revenue Sales were not paid against the Note by December 16, 2015, effective on December 17, 2015 the amount of “$4,000,000” established per item 2 above shall be replaced with the amount of “$1,000,000”.

4.    If the amount of “$4,000,000” established per item 2 above was not replaced with the amount of “$1,000,000” per item 3 above, then in the definition of Permitted Indebtedness set forth in Article III, Section 3.1(b) of the Note, effective on December 17, 2015 the amount of “$4,000,000” shall be replaced with a number which is the sum of (i) $1,000,000 plus (ii) the amount of proceeds from Revenue Sales closed from the date of this Amendment to a date twenty-two (22) days thereafter and which in turn were paid against the Note plus (iii) if at least $1,000,000 of such proceeds were paid against the Note, the amount of such proceeds in excess of the amount of such proceeds paid against the Note.

To illustrate the above, if  $1,700,000 of proceeds from Revenue Sales were closed from the date of this Amendment to a date twenty-two (22) days thereafter and $1,000,000 of those proceeds were paid against the Note by December 16, 2015, and no additional portion of those proceeds were paid against the Note, then as of December 17, 2015 the number in the definition of Permitted Indebtedness set forth in Article III, Section 3.1(b) of the Note would be “$2,700,000”, after all adjustments set forth in items 2 through 4 above.

Except as specifically amended hereby, the Note shall remain in full force and effect as issued.  An executed original of this Amendment shall be attached to the original Note and shall constitute collectively one and a singular instrument, and one shall not be negotiated, transferred or conveyed without the other.  All references to the Note in any of the Transaction Documents (as defined in the Note) shall be deemed to refer to the Note, as amended by this Amendment, and as the same may be further amended, supplemented or modified in accordance with its terms by the parties from time to time.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.  This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrowers have executed this Amendment and Allonge as of the date first written above.

ONSTREAM MEDIA CORPORATION

By: /s/ Randy Selman

      Name: Randy Selman

      Title: President

INFINITE CONFERENCING, INC.

 By: /s/ Randy Selman

      Name: Randy Selman

      Title: President

ENTERTAINMENT DIGITAL NETWORK, INC.

By: /s/ Randy Selman

      Name: Randy Selman

      Title: President

AV ACQUISITION, INC.

By: /s/ Randy Selman

      Name: Randy Selman

      Title: President

ONSTREAM CONFERENCING CORPORATION

By: /s/ Randy Selman

      Name: Randy Selman

      Title: President

MEDIA ON DEMAND

By: /s/ Randy Selman

      Name: Randy Selman

      Title: President

HOTEL VIEW CORPORATION

By: /s/ Randy Selman

      Name: Randy Selman

      Title: President

OSM ACQUISITION INC.

By: /s/ Randy Selman

      Name: Randy Selman

      Title: President

AUCTION VIDEO JAPAN, INC.

By: /s/ Randy Selman

      Name: Randy Selman

Title: President

Accepted and Agreed to this

24 day of November, 2015

SIGMA OPPORTUNITY FUND II, LLC

By: Sigma Capital Advisors, LLC, its

managing member

By: /s/ Thom Waye

            Thom Waye, Manager

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